THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT, SECTION 15-48-10, ET. SEQ., CODE OF LAWS OF SOUTH CAROLINA, 1976 (AS AMENDED).

                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT ("Agreement") is made and entered into effective as of the 1st day of January, 2002 (the "Effective Date"), by and among The Bank of Camden (the "Bank"); and William C. Bochette, III ("Executive").

                              W I T N E S S E T H:

         WHEREAS, the Executive is presently employed as the President and Chief Operating Officer of the Bank; and

         WHEREAS, the Executive has obtained substantial senior operations and financial management experience throughout his career, and can be expected to make substantial contributions to the financial success of the Bank and to contribute to the growth and development of the Bank through his knowledge and experience in the business, affairs, and management of financial organizations such as the Bank; and

         WHEREAS, the Bank considers the retention of the Executive in its employ to be in its best interests in order to insure and contribute to the continuity of management of the Bank and to insure and contribute to the future progress and financial success of the Bank; and

         WHEREAS, the Bank recognizes that in order to retain the Executive's services, it must offer him compensation, benefits and termination rights which executives of comparable background, experience, ability and expertise receive for such an executive position with a business organization of similar size and complexity; and

         WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship between the Bank and the Executive.

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Definitions. The following terms used in this Agreement shall have the following meanings:

     a. "Base Salary" shall mean the annual compensation (excluding Incentive Compensation as defined in (e) of this paragraph and other benefits) payable or paid to Executive pursuant to paragraph 4(a) of this Agreement.

     b.   "Change of Control" shall be deemed to have occurred:

          i. Upon the consummation of any transaction in which any person (or persons acting in concert), partnership, financial institution, corporation, or other organization shall own, control, or hold with the power to vote more than fifty percent (50%) of any class of voting securities of the Bank;

          ii. Upon the consummation of any transaction in which the Bank, or substantially all of the assets of the Bank, shall be sold or transferred to, or consolidated or merged with, another financial institution, corporation or other organization;

          iii. Upon the consummation of any transaction in which any person (or persons acting in concert), partnership, financial institution, corporation, or other organization shall own, control, or hold with the power to vote more than fifty percent (50%) of any class of voting securities of any holding company that owns a majority of the voting securities of the Bank;

          iv. Upon the consummation of any transaction in which any holding company that owns a majority of the voting securities of the Bank, or substantially all of the assets of any such holding company, shall be sold or transferred to, or consolidated or merged with, another financial institution, corporation or other organization;

          provided, however, if the Bank shall become a subsidiary of a bank holding company, corporation, or other organization, or shall be merged or consolidated into another financial institution, corporation, or other organization and a majority of the outstanding voting shares of the parent or surviving corporation are owned immediately after such acquisition, merger, or consolidation by the owners of a majority of the outstanding shares of the Bank immediately before such acquisition, merger, or consolidation, then no Change of Control shall be deemed to have occurred.

          c. "Disability" shall mean a condition for which benefits would be payable under any long-term disability insurance coverage (without regard to the application of any elimination period requirement) then provided to Executive by Bank, or, if no such coverage is then being provided, the inability of Executive to perform the material aspects of Executive's duties under this Agreement for a period of at least ninety (90) consecutive days, as determined by an independent physician selected with the approval of Bank and Executive. For purposes of determining benefits to be provided under this Agreement in the event of Disability, Disability shall be deemed to commence at the date at which it is deemed to commence under any long-term disability policy provided by the Bank to Executive, or, if no such coverage is provided, at the end of the 90 day period referred to above of inability to perform Executive's duties.

          d. "Event of Termination" shall mean the termination by the Bank of Executive's employment under this Agreement by written notice delivered to Executive for any reason other than (i) Termination for Cause as defined in (g) of this paragraph or (ii) termination following a continuous period of Disability exceeding twelve (12) calendar months pursuant to paragraph 6(a) of this Agreement or a change or alteration described in paragraph 2 of this Agreement as an Event of Termination. e. "Incentive Compensation" shall mean that compensation payable or paid to Executive pursuant to paragraph 4(b) of this Agreement.

          f. "Severance Amount" shall have the same meaning as the term "parachute payment" defined in Section 280G(b)(2) of the Internal Revenue Code (as amended) and the regulations and rulings thereunder and, to the extent included in such definition, shall include all payments to Executive in the nature of compensation which are contingent on Change of Control, including the accelerated vesting of any stock options granted to Executive.

          g. "Termination for Cause" shall have the meaning provided in paragraph 7(a) of this Agreement.

2. Employment. The Bank agrees to employ Executive, and Executive agrees to accept such employment, as President and Chief Operating Officer of the Bank, for the period stated in paragraph 3(a) hereof and upon the other terms and conditions herein provided. Executive agrees to perform faithfully such services as are reasonably consistent with his position and shall from time to time be assigned to him by the Board of Directors of the Bank in a trustworthy and businesslike manner for the purpose of advancing the interests of the Bank. The Board of Directors of the Bank may also from time to time change Executive's position or alter his duties and responsibilities and assign a new position or new duties and responsibilities that are similar in scope and nature to Executive's existing position, duties and responsibilities without invalidating this Agreement or effecting the termination of Executive; provided, however, that any such change or alteration which occurs within six (6) months prior to or twelve (12) months after a Change of Control without the written consent of the Executive shall constitute an Event of Termination. At all times, Executive shall manage and conduct the business of the Bank in accordance with the policies established by the Board of Directors of the Bank, and in compliance with applicable regulations promulgated by governing regulatory agencies. Responsibility for the supervision of Executive shall rest with the Board of Directors of the Bank, which shall review Executive's performance at least annually. The Board of Directors of the Bank shall also have the authority to terminate Executive, subject to the provisions outlined in paragraphs 6 and 7 of this Agreement.

3.   Term and Duties.

     a. Term of Employment. This Agreement and the period of Executive's employment under this Agreement shall be deemed to have commenced as of the Effective Date and shall continue for a period of thirty-six
          (36) full calendar months thereafter, unless earlier terminated pursuant to this Agreement or unless Executive dies before the end of such thirty-six (36) months, in which case the period of employment shall be deemed to continue until the end of the month of such death. On each anniversary of the Effective Date, this Agreement and Executive's term of employment shall be extended for an additional twelve (12) month period, unless Executive on the one hand, or the Bank on the other hand, shall give written notice to the other, within the sixty (60)-day period immediately prior to the applicable anniversary of the Effective Date, that Executive's term of employment hereunder shall not be extended.

     b. Performance of Duties. During the period of employment hereunder, except for periods of illness, Disability, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder. Executive shall be entitled to reasonable participation as a member in community, civic, or similar organizations and the pursuit of personal investments which do not present any material conflict of interest with the Bank, or unfavorably affect the performance of Executive's duties pursuant to this Agreement

     c. Office of Executive. The office of Executive shall be located at the Bank's office in Camden, South Carolina, or at such other location within the State of South Carolina as the Bank may from time to time designate; provided, however, that, in the event any such relocation is to an office more than thirty-five (35) miles from Camden, South Carolina, and Executive elects to move his principal residence, the Bank shall reimburse Executive for all his reasonable moving expenses.

     d. No Other Agreement. Executive shall have no employment contract or other written or oral agreement concerning employment with any entity or person other than the Bank during the term of his employment under this Agreement.

     e. Uniqueness of Executive's Services. Executive hereby represents that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages or in an action at law. Accordingly, Executive expressly agrees that the Bank, in addition to any rights or remedies which the Bank may possess, shall be entitled to injunctive and other equitable relief to prevent the breach of this Agreement by Executive.

4.       Compensation.

     a. Salary. Subject to the provisions of paragraphs 6 and 7 hereof, the Bank shall pay Executive, as compensation for serving as President and Chief Operating Officer of the Bank, an initial Base Salary of $92,950.00. Such initial Base Salary, or any increased Base Salary, shall be payable in substantially equal installments in accordance with the Bank's normal pay practices, but not less frequently than monthly. Executive's Base Salary and any Incentive Compensation (as defined in paragraph 4(b) hereof) shall be reviewed and approved at least annually by the Board of Directors of the Bank, or any committee designated thereby. Said Board or committee, if warranted in its discretion, may increase (but may not decrease) Executive's Base Salary to reflect Executive's performance.

     b. Incentive Compensation. During the term of this Agreement and in addition to the aforesaid Base Salary, Executive shall be entitled to such additional Incentive Compensation as may be awarded from time to time, in its discretion, by the Board of Directors of the Bank or any committee designated thereby. It is provided, however, that Executive shall not be entitled to receive any such target bonus unless and until all of the following conditions are satisfied: (i) the Bank's Composite Uniform Financial Institution Rating shall be either a "1" or a "2"; and (ii) the Bank shall be "well capitalized" as defined under capital adequacy regulations promulgated by the Federal Deposit Insurance Corporation. Notwithstanding anything contained in this Agreement to the contrary, any increase to Executive's Base Salary and any Incentive Compensation paid to Executive shall be (i) in compliance with regulations, pronouncements, directives, or orders issued or promulgated by any governing regulatory agency and with any agreements by and between the Bank and such regulatory agencies, (ii) consistent with the safe and sound operation of the Bank, (iii) closely monitored by the Board of Directors of the Bank, and (iv) comparable to such compensation paid to persons of similar responsibilities and duties in other insured institutions of similar size, in similar locations, and under similar circumstances including financial condition and profitability.

     c. Reimbursement of Expenses. The Bank shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in the performance of his obligations and duties under this Agreement, as provided in the applicable policies of the Bank, as currently adopted or as may be adopted in the future by the Board of Directors of the Bank.

     d. Provision for Business Development Expenses. In addition to the foregoing, the Bank believes that its best interests will be more fully served if Executive maintains active membership in or joins appropriate business or social clubs and other professional associations. Accordingly, the Bank shall also reimburse Executive for the dues and business related expenditures associated with such appropriate business or other social clubs and professional associations which are commensurate with his position and approved by the Board of Directors of the Bank.

     e. Provision of Automobile. The Bank shall, on the Effective Date of this Agreement, provide, for Executive's use, an automobile appropriate for Executive's title and position or an automobile allowance set by the Board of Directors of the Bank. The Bank shall also provide reimbursement relating to the operation and maintenance of any automobile provided by the Bank and shall maintain automobile liability insurance to protect Executive and/or the Bank, as their respective interests may appear, against claims arising out of the use of said automobile (or any other motor vehicle) in the course of Executive's employment hereunder.

5.   Participation in Benefit Plans.

     a. Incentive, Savings, and Retirement Plans. During the term of this Agreement, Executive shall be entitled to participate in all incentive, stock option or warrant, savings, and retirement plans, practices, policies, and programs applicable generally to senior executive officers of the Bank, on the same basis as such other senior executive officers, and, unless otherwise prohibited by the terms of such incentive, stock option or warrant, savings, and retirement plans.

     b. Welfare Benefit Plans. During the term of this Agreement, Executive and/or Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Bank, to the extent applicable generally to senior executive officers of the Bank.

     c. Fringe Benefits. During the term of this Agreement, Executive shall be entitled to receive fringe benefits in accordance with the policies, practices and procedures of the Bank, to the extent applicable generally to other senior executive officers of the Bank.

6.   Benefits Payable Upon Disability or Death.

a. Disability Benefits. In the event of the Disability of Executive, the Bank shall continue to pay Executive 100% of Executive's then current Base Salary pursuant to paragraph 4(a) during the first twelve (12) months of a continuous period of Disability. In the event of Executive's Disability for a continuous period exceeding twelve (12) months, the Bank may, at its election, terminate this Agreement, in which event payment of Executive's Base Salary shall cease.

b. Disability Benefit Offset. Any amounts payable under paragraph 6(a) hereof shall be reduced by any amounts paid to Executive during such twelve (12) month period under any other disability program or policy of insurance maintained by the Bank.

c. Death Benefits. The Bank shall obtain and maintain a term life insurance policy or policies on Executive with a death benefit of an aggregate amount of not less than $1,200,000.00. Fifty percent (50%) of the proceeds of such policy or policies shall be payable to the designated beneficiary of the Executive and the balance shall be payable to the Bank. Executive shall also have such other life insurance options and benefits as may hereafter be provided generally to senior executive officers of the Bank. Benefits paid pursuant to such policies shall be the only benefits paid to Executive in the event of his death during the term of this Agreement. Executive agrees to perform all reasonable and necessary actions requested of him, by either the Bank or the insurance company selected by the Bank, to assist the Bank in obtaining this life insurance policy.

7. Payments to Executive Upon Termination of Employment. The Board of Directors of the Bank may terminate Executive's employment under this Agreement at any time; but any termination other than Termination for Cause shall not prejudice Executive's right to compensation or other benefits provided under this Agreement. Executive may voluntarily terminate his employment under this Agreement. The rights and obligations of the Bank and Executive in the event of termination are as follows:

     a. Termination for Cause. Executive shall have no right to compensation or other benefits for any period after a Termination for Cause. Termination for Cause shall be determined by the Board of Directors of the Bank in the reasonable exercise of their discretion and acting in good faith, and shall mean termination because of:

          (i)  Executive's    personal   dishonesty,    incompetence,    willful
               misconduct, breach of fiduciary duties involving personal profit, or intentional failure to perform stated duties;

          (ii) willful  violation of any law,  rule, or  regulation  (other than
               traffic   violations  or  similar   offenses),   or  of  a  final
               cease-and-desist order applicable to the Executive or the Bank;

          (iii)the regulatory suspension or removal of Executive as defined in paragraphs 8(a), (b) or (c) hereof;

          (iv) the   failure  of   Executive   to  follow   reasonable   written
               instructions of the Board of Directors of the Bank;

          (v)  conduct by the Executive  which causes material harm to the Bank;
               or

          (vi) a  material   breach  by  Executive  of  any  provision  of  this
               Agreement.

         The termination of employment of Executive shall not be deemed to be a Termination for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board of Directors of the Bank at a meeting of the Board called and held for such purpose (after at least thirty (30) days' prior notice of such meeting is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, Executive is guilty of the conduct described herein and specifying the particulars thereof in detail. The Board of Directors of the Bank, in its discretion, may suspend Executive, with pay, for all or any portion of the period of time from the delivery of the notice described herein until the effective time of the Termination for Cause.

     b. Event of Termination Without Change of Control. Upon the occurrence of an Event of Termination, other than after a Change of Control as provided in paragraph 7(c) hereof, the Bank shall pay to Executive, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims of the Executive, a severance payment equal to two (2) times Executive's then current Base Salary, to be paid in full on the last day of the month following the date of said Event of Termination.

     c. Event of Termination in Connection With a Change of Control. If, during the term of this Agreement and within one (1) year immediately following a Change of Control or within six (6) months immediately prior to such Change of Control, Executive's employment with the Bank under this Agreement is terminated by an Event of Termination, then the Bank shall pay to Executive, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims of the Executive, a severance payment equal to three (3) times Executive's then current Base Salary, to be paid in full on the last day of the month following the later of the date of the Event of Termination or the date of the Change of Control.

     d. Limits on Payments. In no event shall the payment described in paragraph 7(c) exceed the amount permitted by Section 280G of the Internal Revenue Code (as amended). Therefore, with respect to the payment(s) described in paragraph 7(c) only, if the aggregate present value (determined as of the date of the Change of Control in accordance with the provisions of Section 280G of the Internal Revenue Code (as amended) or any successor thereof and the regulations and rulings thereunder ("Section 280G") of the Severance Amount would result in a parachute payment (as determined under Section 280G), then the Severance Amount shall not be greater than an amount equal to 2.99 multiplied by Executive's base amount (as determined under Section
          280G) for the base period (as determined under Section 280G). In the event the Severance Amount is required to be reduced pursuant to this paragraph 7(d), Executive shall be entitled to determine which portions of the Severance Amount are to be reduced so that the Severance Amount satisfies the limit set forth in the preceding sentence. Executive's average annual compensation shall be based on the most recent five taxable years ending before the Change of Control (or the period during which Executive was employed by the Bank if Executive has been employed by the Bank for less than five years). Should Executive be assessed any excise tax as a result of any payment of the Severance Amount that complies with Section 280G, the Bank shall pay all such assessed excise taxes, but shall pay no other taxes assessed against Executive as a result of the payment of the Severance Amount.

     e. Voluntary Termination of Employment. Executive shall have no right to compensation or other benefits under this Agreement for any period following the voluntary termination of Executive's employment by Executive.

     f. Additional Payments After Termination. In the event that Executive's employment is terminated pursuant to paragraphs 7(b) or (c) above, then the Bank shall pay Executive an additional amount equal to Executive's cost of COBRA health continuation coverage for Executive and his eligible dependants for the period during which Executive and his eligible dependants are entitled to receive COBRA continuation coverage from the Bank under the applicable laws, rules and regulations governing COBRA.

8.   Regulatory Suspension.

     a. If Executive is suspended and/or temporarily prohibited from participating in the conduct of the affairs of the Bank by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(3) or (g)(l), the obligations of the Bank under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended. Vested rights of Executive shall not otherwise be affected.

     b. If Executive is removed and/or permanently prohibited from participating in the conduct of the affairs of the Bank by an order issued under Section 8(e)(4) or (g)(l) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(4) or (g)(l), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

     c.   If  the  Bank  is  in  default  (as  defined  in  12  U.S.C.   Section
          1813(x)(1)), all obligations of the Bank under this Agreement shall terminate as of the date of default.

     d. Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) or any successor provisions thereto and regulations promulgated thereunder.

9. Covenants Against Competition and Solicitation. Executive acknowledges that he has performed services and/or will perform services hereunder that directly affect the Bank's business presently conducted (among other areas) within the city limits of Camden in the State of South Carolina.
     Accordingly, the parties deem it necessary to enter into the following protective covenants, the terms and conditions of which have been negotiated by and between the parties hereto:

     a. Covenant Not to Compete. For the period of Executive's employment with the Bank and for a period of twelve (12) months following any termination of Executive's employment under this Agreement, Executive covenants and agrees that he shall not within the city limits of Camden, South Carolina or within a twenty-five (25) mile radius thereof, compete with the Bank by performing banking services that require performance of duties substantially identical to those performed on behalf of the Bank by Executive, to-wit, as a member of management, supervisor, or executive employee for any bank, bank holding company or other financial institution that is a competitor of the Bank.

     b. Covenant Not to Solicit Clients or Employees. For the period of Executive's employment with the Bank and for a period of twelve (12) months following any termination of Executive's employment under this Agreement, Executive covenants and agrees as follows: (i) Executive shall not, for himself or any other party, solicit, directly or indirectly, any clients or prospective clients of the Bank with whom he personally had business contact on the Bank's behalf at any time during the last twenty-four (24) months he worked at the Bank, to do any business with another company or business in competition with the Bank; and (ii) Executive will not employ or attempt to employ or assist in employing any employee of the Bank for the purpose of having such employee perform services for any bank or other business or organization in competition with the business of the Bank as such exists on the termination date of Executive's employment hereunder until such employee has ceased to be employed by the Bank for a period of one (1) year.

     c. Reasonableness. The parties have attempted to limit Executive's right to compete only to the extent necessary to protect the Bank from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes the covenant is reasonable under the circumstances existing at that time.

     d. Executive's Ability to Earn a Livelihood. The Executive further represents to the Bank and acknowledges that: (i) in the event Executive's employment with the Bank terminates for any reason, regardless of whether the termination is initiated by the Bank or Executive, Executive will be able to earn a livelihood without violating the foregoing restrictions; and (ii) Executive's ability to earn a livelihood without violating such restrictions is a material condition of Executive's employment with the Bank.

10. Nondisclosure of Confidential Information. Executive acknowledges that, as an executive officer of the Bank, he will have access to, and participate in creating, certain confidential or proprietary information owned by the Bank or relating to its business ("Confidential Information"), including, without limitation, customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs, financial information and data, business acquisition plans, and new personnel acquisition plans, some of which information would constitute a trade secret under the common law or statutory law of the State of South Carolina. Executive understands and agrees that the Confidential Information constitutes a valuable asset of the Bank, and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that for a period of twenty-four (24) months following any termination of Executive's employment under this Agreement (the "Restricted Period"), that he shall not reveal, divulge, or disclose to any person not expressly authorized by the Bank any Confidential Information, and
     Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Bank. Notwithstanding anything contained herein to the contrary, Executive shall not be restricted from disclosing or using Confidential Information that:
     (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Executive or his agent; (ii) becomes available to Executive in a manner that is not in contravention of applicable law from a source (other than the Bank or one of its officers, employees, agents or representatives) that is not bound by a confidential relationship with the Bank or by a confidentiality or other similar agreement; (iii) was known to Executive on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to Executive by the Bank or one of its officers, employees, agents or representatives; or (iv) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is so required, Executive shall provide the Bank, with prompt notice of such requirement so that the Bank may seek an appropriate protective order prior to any such required disclosure by Executive.

11. Source of Payments. All payments provided for in paragraphs 4, 6, and 7 hereof shall be paid in cash from the general funds of the Bank as provided herein, and no special or separate fund shall be established by the Bank, and no other segregation of assets shall be made to assure payment. Executive shall have no right, title, or interest in or to any investments which the Bank may make to meet the obligations hereunder.

12. Injunctions. In view of the irreparable harm and damage which the Bank would sustain as a result of a breach by Executive of the covenants or agreements under paragraphs 9 and 10 hereof, and in view of the lack of an adequate remedy at law to protect the Bank's interests, the Bank shall have the right to receive, and Executive hereby consents to the issuance of, a permanent injunction enjoining Executive from any violation of the covenants and agreements set forth in paragraphs 9 and 10 hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which the Bank is or may be entitled at law or in equity respecting this Agreement.


13. Attorneys' Fees. In the event any party hereto is required to engage in legal action, including arbitration, against any other party hereto, either as plaintiff or defendant, in order to enforce or defend any of its or his rights under this Agreement, and such action results in a final judgment or award in favor of one or more parties, then the party or parties against whom said final judgment or award is obtained shall reimburse the prevailing party or parties for all legal fees and expenses incurred by the prevailing party or parties in asserting or defending its or his rights hereunder in the event the court or arbitrator determines that the actions of the party or parties against whom final judgment or award is obtained were reckless, or in willful disregard of the obligations of this Agreement, or the court or arbitrator otherwise so orders.

14. Federal Income Tax Withholding. The Bank may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

15. Effect of Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement and any contemporaneous oral agreement or understanding by, between, or among the Bank and Executive.

16.  General Provisions.

     (a) Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, his beneficiaries or legal representatives, without the prior written consent of the Bank; provided, however, that nothing in this paragraph 16(a) shall preclude
          (i) Executive from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto. The Bank may assign this Agreement to an affiliate of the Bank without the consent of Executive.

     (b) No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

     (c) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Bank and Executive and their respective heirs, successors, assigns, and legal representatives.

17.  Modification and Waiver.

     (a) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.

     (b) Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

18. Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

19.  Headings.  The  headings  of  paragraphs  herein  are  included  solely for
     convenience   of   reference   and  shall  not   control   the  meaning  or
     interpretation  of any of the provisions of this Agreement.

20. Governing Law. This Agreement has been executed and delivered in the State of South Carolina, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

21. Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration by three arbitrators, as applicable, under the applicable rules of the American Arbitration
     Association. Judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; provided that any party may seek injunctive relief to enforce provisions of this Agreement without initiating an arbitration proceeding. The location of any arbitration shall be Camden, South Carolina. Any civil action seeking injunctive relief, challenging an arbitration proceeding or award or otherwise related to this Agreement will be instituted and maintained in the federal or state courts for Kershaw County, South Carolina and the parties hereby consent to the personal jurisdiction of said courts.

22. Rights of Third Parties. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

23. Notices. All notices, requests, demands, and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

                  To Bank:          Chairman of the Board
                                    The Bank of Camden
                                    631 DeKalb Street
                                    Camden, South Carolina 29020


                  To Executive:     Mr. William C. Bochette, III
                                    The Bank of Camden
                                    631 DeKalb Street
                                    Camden, South Carolina 29020


         IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officers, and Executive has signed this Agreement, as of the Effective Date set forth above.


                              [SIGNATURES OMITTED]




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